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             EXHIBIT 32 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Principal Executive Officer

      To my knowledge: the amended annual report on Form 20-F for the period ended May 31, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Calais Resources, Inc. for the periods presented.

July 27, 2004

/s/ Thomas S. Hendricks
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Thomas S. Hendricks, Chief Executive Officer

Principal Financial Officer

      To my knowledge: the amended annual report on Form 20-F for the period ended May 31, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Calais Resources, Inc. for the periods presented.

July 27, 2004

/s/ Matthew C. Witt
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Matthew C. Witt, Chief Financial Officer